UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Servidyne, Inc.

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SERVIDYNE, INC.
Atlanta, Georgia

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 29, 2007

The Annual Meeting of Shareholders of SERVIDYNE, INC., formerly known as Abrams Industries, Inc. (the “Company”), will be held on Wednesday, August 29, 2007, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:

(1) The election of five (5) Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are qualified and elected.

(2) Such other matters as may properly come before the Meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on July 16, 2007, as the Record Date for the determination of the shareholders who will be entitled to notice of, and to vote at, this Meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia
August 3, 2007

IMPORTANT — YOUR PROXY IS ENCLOSED.
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

SERVIDYNE, INC.

1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029

PROXY STATEMENT

The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, August 29, 2007, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company’s Annual Report for the fiscal year ended April 30, 2007, and a proxy for use at the meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed to shareholders on or about August 8, 2007.

GENERAL INFORMATION

Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the Secretary of the Company at the address set forth above a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company, which are properly executed and received by the President of the Company prior to the Meeting, and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees for Director as set forth in this Proxy Statement. Abstentions and “broker non-votes” will be included in determining whether a quorum is present at the Meeting, but will otherwise have no effect on the election of the Directors. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters. A system administered by the Company’s transfer agent will tabulate the votes cast.

The Company pays the cost of soliciting proxies. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Common Stock and normal handling charges may be paid for such forwarding service. In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

As of the Record Date for the Meeting, there were 3,529,370 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only outstanding class of voting stock of the Company, are entitled to one (1) vote per share.

ELECTION OF DIRECTORS

The Board of Directors recommends the election of the five (5) nominees listed below to constitute the entire Board to hold office until the next Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Meeting, any of such nominees should be unable or unwilling to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year in accordance with his judgment of what is in the best interest of the Company. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the nominees. The Board has determined that Samuel E. Allen, Gilbert L. Danielson, and Robert T. McWhinney, Jr. are independent Directors within the meaning of the listing standards of the Nasdaq Stock Market.

The following information relating to: (1) age as of August 29, 2007; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five (5) years.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Alan R. Abrams	A Director of the Company since 1992, Mr. Abrams has been Chairman of the Board since April 2006, Chief Executive Officer since 1999, and President since 2000. He served as Co-Chairman of the Board from 1998 to April 2006. Mr. Abrams is 52.
J. Andrew Abrams	A Director of the Company since 1992, Mr. Abrams has been Executive Vice President since May 2006. He served as Co-Chairman of the Board from 1998 to April 2006, and Vice-President-Business Development from 2000 to April 2006. Mr. Abrams is 47.
Samuel E. Allen	A Director of the Company since September 2003, Mr. Allen has served as Chairman of Globalt, Inc., an investment management company, since 1990, and was Chief Executive Officer of that Company from 1990 to 2004. He is also a Director of Chattem, Inc., a marketer and manufacturer of over-the-counter healthcare products, toiletries and dietary supplements. Mr. Allen is 71.
Gilbert L. Danielson	A Director of the Company since 2000, Mr. Danielson has served as Executive Vice President, Chief Financial Officer and Director of Aaron Rents, Inc., a company engaged in the lease ownership, rental and specialty retailing of consumer electronics, furniture, household appliances, and accessories, since 1990. Mr. Danielson is 61.
Robert T. McWhinney, Jr.	A Director of the Company since 2000, Mr. McWhinney has been President and Chief Executive Officer of Douglass, McCarthy & McWhinney, Inc., a consulting company, since 2003. Mr. WcWhinney was President of Jacobs Consultancy, Inc., an international technical and management consulting company and an operating subsidiary of Jacobs Engineering Group, Inc., from October 2001 until June 2003. He was Group Vice President — Consulting Operations for Jacobs Engineering Group, Inc., an engineering, construction and consulting company, from January 2001 until September 2001. Mr. McWhinney is 67.

Alan R. Abrams and J. Andrew Abrams are brothers, and are first cousins to current Director, David L. Abrams. There are no other family relationships between any Executive Officers, Directors or persons to be nominated to be Directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended April 30, 2007, the Board of Directors held six (6) meetings, the Audit Committee held four (4) meetings, the Nominating and Corporate Governance Committee held one (1) meeting, and the Compensation Committee held five (5) meetings. All of the Directors who served during the fiscal year ended April 30, 2007, attended at least seventy-five percent (75%) of the aggregate of all Board meetings and the meetings of each committee of the Board on which he or she served, if any.

The Board’s standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are each composed entirely of independent Directors as defined in the listing standards of the Nasdaq Stock Market. These committees all operate pursuant to written charters adopted by the Board of Directors available at the Company’s Website, www.servidyne.com, through the “Investor Relations” and then the “Corporate Governance” links.

The Audit Committee currently consists of Mr. Allen, Mr. Danielson, Chairman, and Mr. McWhinney. The Board has determined that Mr. Danielson is an “audit committee financial expert” within the meaning of the rules of the Securities & Exchange Commission. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information, financial reporting process and internal controls; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, the internal auditors, and the performance of financial management; and (3) the Company’s ethical and legal compliance. The Audit Committee has the sole authority to appoint, compensate, retain, and terminate the independent accountants, and to pre-approve all audit and permitted non-audit services, if any, provided by the independent accountants.

The Compensation Committee currently consists of Mr. Allen, Mr. Danielson, and Mr. McWhinney, Chairman. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation. This Committee is authorized to determine the compensation of the Company’s Executive Officers, and to administer the Company’s 2000 Stock Award Plan. The processes and procedures for the Committee’s consideration and determination of executive compensation are discussed below under “COMPENSATION DISCUSSION AND ANALYSIS — ADMINISTRATION.”

The Nominating and Corporate Governance Committee currently consists of Mr. Allen, Chairman, Mr. Danielson, and Mr. McWhinney. The primary function of the Nominating and Corporate Governance Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and Committee membership, organization and function; (2) director qualifications, performance and compensation; and (3) corporate governance. The Committee is responsible for recommending to the Board the slate of nominees to be recommended to the shareholders for election at the Company’s Annual Meeting of Shareholders.

The Board also has a standing Executive Committee, currently consisting of Alan R. Abrams, J. Andrew Abrams, and current Director Ms. Melinda S. Garrett. This Committee is empowered to take actions that do not require the approval of the full Board of Directors, subject to the authority of the other Board committees and the requirements of applicable law. All actions of the Executive Committee are subsequently submitted to the full Board of Directors for affirmation. The Executive Committee did not meet during fiscal 2007, but did execute several unanimous consents in lieu of meetings.

NOMINATION OF DIRECTORS

Nominations Process.  The Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with the Company’s Annual Meeting of Shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent Director for re-election, the Board and the Nominating and Corporate Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such Director comes up for re-election.

When the need for a new Director arises (whether because of a newly created Board seat or a vacancy), the Nominating and Corporate Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate, and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

Director Qualifications.  The Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified Directors. At a minimum, Directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, and the ability and desire to devote sufficient time to carry out the duties of a Director. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a Director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.

Shareholder Nominations.  Nominations of individuals for election to the Board at any meeting of shareholders at which Directors are to be elected may be made by any Company shareholder entitled to vote for the election of Directors at that meeting by complying with the procedures set forth in Section 10 of the Company’s Bylaws. Section 10 provides that notice of proposed shareholder nominations must be given to the Secretary of the Company at the Company’s principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the meeting at which Directors are to be elected, unless the notice of meeting or public disclosure of the date of the meeting is given less than sixty (60) days prior to the meeting, in which case the notice of nomination must be received not later than the tenth (10th) day following the day on which the notice of meeting was mailed to shareholders or such public disclosure was made. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his or her election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The Nominating and Corporate Governance Committee will consider recommending to the Board that it include in the Board’s slate of Director nominees to be presented to a meeting of shareholders a nominee submitted to the Company by a shareholder who has beneficially held at least five percent (5%) of the Company’s outstanding Common Stock for at least two (2) years. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Section 10 of the Bylaws to the Secretary of the Company at the Company’s principal executive offices within the time period prescribed by Rule 14a-8 under the Exchange Act — generally, at least one hundred twenty (120) days before the first anniversary of the date that the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders. That deadline can be found under “Shareholder Proposals.” The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the shareholders’ meeting, and should submit information demonstrating that the shareholder has beneficially owned at least five percent (5%) of the Company’s outstanding Common Stock for at least two (2) years. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to the Company obtaining, all other information the Board and the Committee may request in connection with their evaluation of the nominee.

A nominee submitted to the Company by a shareholder must satisfy the minimum qualifications for Director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s Company holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

COMPENSATION OF DIRECTORS

In fiscal 2007, each independent Director was paid a retainer of $600 per month and a fee of $1,300 for each Board of Directors meeting attended. In addition, independent Directors who were members of a committee of the Board of Directors were paid a fee of $600 for each committee meeting attended. The chairman of the Audit Committee was paid an annual retainer fee of $10,000. Inside Directors receive no retainer fee or other renumeration of any kind for service on the Board of Directors or committee of the Board of Directors.

In May 2007, based upon recommendations of the Compensation Committee, the Nominating and Corporate Governance Committee made the following changes to the compensation structure for independent Directors, effective as of June 1, 2007:

•	increased the monthly retainer to $700;

•	increased the board meeting attendance fee to $1,500;

•	increased the committee meeting attendance fee to $700; and

•	added an annual retainer of $5,000 for the chairman of the Compensation Committee and the chairman of the Nominating and Corporate Governance Committee; and a monthly retainer of $1,000 for the chairman of any other Committee of the Board of Directors, if any.

The chairman of the Audit Committee will continue to receive an annual retainer of $10,000.

The compensation paid to the Company’s Board of Directors relating to service in fiscal 2007 is as follows:

	Fees
	Earned or
	Paid in	SARs
	Cash	Awards	Total
Name	($) (1)	($) (2)	($) (3)

David L. Abrams	17,400	4,089	21,489
Samuel E. Allen	21,000	4,089	25,089
Gilbert L. Danielson	31,000	4,089	35,089
Robert T. McWhinney, Jr.	20,400	4,089	24,489

(1)	The Company maintains a Deferred Compensation Plan under which each member of the Board of Directors may elect to defer to a future date receipt of all or any part of his or her compensation as a Director and/or as a member of a committee of the Board. For purposes of the Deferred Compensation Plan, “compensation” means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of a committee of the Board of Directors, respectively, but excludes awards of restricted stock, or stock options, stock appreciation rights or other equity incentives. A committee member may not participate in any decision relating in any way to his or her individual rights or obligations as a participant under the Deferred Compensation Plan. For the year ended April 30, 2007, two (2) members of the Board of Directors participated in the Deferred Compensation Plan.

(2)	Represents the compensation costs of Stock Appreciation Rights (“SARs”) for financial reporting purposes for fiscal year 2007 under Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment, (“SFAS 123R”), excluding any estimates for forfeitures. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2007, for the assumptions made in determining the values under SFAS 123R. There can be no assurance that the SFAS 123R amounts will ever be realized.

On June 26, 2006, the Company granted certain Directors 12,000 SARs to purchase the Company’s Common Stock with an exercise price of $4.14, with a grant date value of $9,720 computed in accordance with SFAS 123R.

On December 6, 2006, the Company granted certain Directors 8,000 SARs to purchase the Company’s Common Stock with an exercise price of $3.98, with a grant date value of $5,680, computed in accordance with SFAS 123R.

The SARs awarded have a five-year vesting period, in which thirty percent (30%) of the SARs will vest on the 3rd annual anniversary of the date of grant, thirty percent (30%) will vest on the 4th annual anniversary of the date of grant, and forty percent (40%) will vest on the 5th annual anniversary of the date of grant, with an early vesting provision by which one hundred percent (100%) of the SARs will vest immediately at such time as the Company’s stock price closes at or above $20 per share for ten (10) consecutive business days.

The number of outstanding stock options and SARs held by each of the Company’s independent Directors as of April 30, 2007, is summarized in the table below:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	SARs (#)
Name	Exercisable	Unexercisable

David L. Abrams	11,000	20,000
Samuel E. Allen	11,000	20,000
Gilbert L. Danielson	11,000	20,000
Robert T. McWhinney, Jr.	11,000	20,000

(3)	Directors do not participate in the Company’s non-equity incentive plan, nor do they receive any perquisites or other compensation.

The Company’s Directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending to Board affairs and Company business.

PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES
AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the beneficial ownership, as of June 30, 2007, of the Common Stock by: (1) persons (as that term is defined by the Securities and Exchange Commission) who beneficially own more than five percent (5%) of the outstanding shares of such stock; (2) Directors; (3) Executive Officers named in the Summary Compensation Table below; and (4) all Executive Officers and Directors of the Company as a group. The following percentages of outstanding shares total more than one hundred percent (100%), because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one person.

	Shares of		Percentage
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

David L. Abrams	833,445	(1)(2)(3)	23.56%
Alan R. Abrams	738,708	(4)(5)(6)	20.21%
Kandu Partners L.P. Post Office Box 53407 Atlanta, Georgia 30355	673,868		19.11%
J. Andrew Abrams	653,600	(4)(7)	18.31%
Abrams Partners, L.P. 7525 Princeton Trace Atlanta, Georgia 30328	550,000	(4)	15.59%
Ann U. Abrams 2828 Peachtree Road, Apt 2901 Atlanta, Georgia 30305	307,064		8.71%
M. Todd Jarvis	66,818	(8)	1.87%
Melinda S. Garrett	57,200	(9)	1.60%
Mark J. Thomas	57,200	(9)	1.60%
Samuel E. Allen	12,100	(3)	*
Gilbert L. Danielson	12,100	(3)	*
Robert T. McWhinney, Jr.	12,100	(3)(10)	*
All Executive Officers and Directors as a group (9 persons)	2,220,335		56.38%

*	Less than 1%

(1)	Includes 673,868 shares (19.11% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his management of the general partner of the partnership.

(2)	Includes 27,570 shares owned by Purple Heart Partners LLLP, which David L. Abrams beneficially owns due to his management of the general partner of the partnership.

(3)	Includes currently exercisable options to purchase 11,000 shares of Common Stock.

(4)	Includes 550,000 shares (15.59% of the outstanding shares) owned by Abrams Partners, L.P., which Alan R. Abrams and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership.

(5)	Includes 110 shares owned by Mr. Alan R. Abrams’ wife.

(6)	Includes currently exercisable options to purchase 127,500 shares of Common Stock.

(7)	Includes currently exercisable options to purchase 42,500 shares of Common Stock.

(8)	Includes currently exercisable options to purchase 51,700 shares of Common Stock.

(9)	Includes currently exercisable options to purchase 55,000 shares of Common Stock.

(10)	All shares are owned jointly with Mr. McWhinney’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain officers, and persons who beneficially own more than ten percent (10%) of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this statute. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations of such persons, all required forms were filed on time.

EQUITY COMPENSATION PLAN

The 2000 Stock Award Plan (the “2000 Stock Award Plan”) was adopted by the Board of Directors in May 2000 and subsequently approved by the shareholders in August 2000. Awards granted under the 2000 Stock Award Plan may be incentive stock options; nonqualified stock options; shares of Common Stock, which may be nontransferable and/or forfeitable under restrictions, terms and conditions set forth in the award agreement; stock appreciation rights; or performance shares. The number of shares of Common Stock with respect to which awards may be granted and outstanding under the 2000 Stock Award Plan is a maximum of 1,100,000 shares. The Company has no other compensation plans or arrangements under which equity securities are authorized for issuance.

The following table sets forth certain information regarding the 2000 Stock Award Plan as of April 30, 2007:

(a)		(c)
Number of	(b)	Number of
Securities to be	Weighted-	Securities
Issued Upon	Average Exercise	Remaining Available
Exercise of	Price of	for Future Issuance
Outstanding	Outstanding	(Excluding Securities
Options and SARs	Options and SARs	Reflected in Column (a)

922,181	$4.44	111,177

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, the Company describes the compensation objectives and policies as applied to the Company’s Chief Executive Officer, the Chief Financial Officer, and the Company’s three other most highly compensated Executive Officers during fiscal 2007. These five persons are referred throughout this section and this Proxy Statement as the “Named Executive Officers.” The following discussion and analysis is intended to provide a framework within which to understand the actual compensation awarded to, earned, or held by each Named Executive Officer during fiscal 2007, as reported in the compensation tables and accompanying narrative sections of this Proxy Statement.

Administration

The Compensation Committee exists to assist the Board of Directors in fulfilling oversight responsibilities with respect to executive compensation. Under its Charter, the Compensation Committee has the authority to approve performance goals and objectives for the Executive Officers, including the Named Executive Officers, in connection with the Company’s incentive compensation plan. Based on such valuation and other matters, the Compensation Committee determines the compensation of the Chief Executive Officer (“CEO”) and the other Executive Officers.

Although management may participate in discussions at the Compensation Committee meetings and provide information for consideration, management does not participate in the voting or decision-making. The CEO makes recommendations on the compensation of the Executive Officers, other than himself. The CEO is not present during deliberations or voting on his compensation.

The Compensation Committee also has the authority to approve grants of stock options, restricted stock, stock appreciation rights and other equity incentives under the 2000 Stock Award Plan, which are based in part on the recommendation of the CEO.

In determining the compensation of the Executive Officers, including the Named Executive Officers, the Compensation Committee considers not only the recommendations of the CEO, but also objective measurements of business performance, the accomplishment of strategic and financial objectives, the development of management talent within the Company, enhancement of shareholder value, and other matters relevant to the short-term and the long-term success of the Company.

Executive Compensation

Philosophy.  The Company’s executive compensation philosophy is to offer a compensation package designed to enhance the Company’s financial performance, the linkage between the financial interests of the Named Executive Officers and the shareholders and the individual performance of the Named Executive Officers.

Objectives.  The objectives of the Company’s executive compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning employee compensation with the financial interests of the shareholders of the Company, and to attract, motivate, reward and retain skilled employees, including Executive Officers, who contribute to the long-term success of the Company.

Elements of Compensation.  The Company’s compensation program for Executive Officers includes:

•	base salary;

•	annual incentive compensation; and

•	long-term equity incentive compensation.

The executive compensation program also provides certain benefits to the Named Executive Officers. In addition, at the discretion of the Board of Directors, Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation.

These elements are designed to be competitive with comparable employers and to achieve the objectives of the Company’s executive compensation program, consistent with the program’s philosophy. Although the Compensation Committee does not set overall compensation targets and then allocate them among the elements, it does review total compensation when making decisions on each element of compensation to ensure that in the Committee’s judgment the total compensation for each Named Executive Officer is justified and appropriate and in the best interests of the Company’s shareholders.

The following is a summary of the Compensation Committee’s actions during fiscal 2007 with respect to annual base salary, annual incentive compensation, and long-term equity compensation awards.

Annual Base Salary.  The Compensation Committee determines base salaries for the Named Executive Officers, including the CEO, based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, time with the Company, contribution, performance, and the compensation levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered. The table below summarizes the 2007 base compensation for each Named Executive Officer:

	2007
	Base	Car
Name	Salary	Allowance	Total

Alan R. Abrams	$306,000	$—	$306,000
Mark J. Thomas	197,000	—	197,000
M. Todd Jarvis	200,000	10,200	210,200
Melinda S. Garrett	203,000	—	203,000
J. Andrew Abrams	173,000	—	173,000

Cash Incentive Compensation.  The Company is committed to attracting skilled employees by offering competitive compensation programs. Accordingly, the Company has an annual cash incentive compensation program that covers all full-time employees of the Company and its subsidiaries, including the Executive Officers. At the beginning of each fiscal year, with recommendations from management and after giving appropriate consideration to targeted returns on Shareholders’ Equity, the Compensation Committee approves a specific consolidated net earnings target and an incentive bonus opportunity for each Executive Officer, generally expressed as a percentage of such officer’s base salary. The incentive compensation award that can be earned by Executive Officers, or any full-time employee, is contingent on the Company achieving pre-determined consolidated net earnings targets, and is derived by a formula tied to the level of attainment of the consolidated net earnings targets. All Executive Officers receive any earned incentive awards in two (2) installments, payable six (6) months apart. To qualify to receive an incentive compensation award installment, a plan participant must be actively employed by the Company at the time of such payment. The Company retains discretion to terminate or amend the plan at any time.

The table below illustrates fiscal 2007 actual incentive compensation and 2008 target incentive compensation awards established by the Compensation Committee for each Named Executive Officer:

	2007 Cash	2008 Cash
	Incentive	Incentive
	Compensation	Compensation
Name	Actual	Target

Alan R. Abrams	$106,980	$122,329
Mark J. Thomas	61,474	70,354
M. Todd Jarvis	62,411	71,425
Melinda S. Garrett	70,378	72,490
J. Andrew Abrams	59,983	61,783

Long-term Equity Incentive Awards.  The Board of Directors adopted the 2000 Stock Award Plan on May 26, 2000. The Company’s shareholders approved the 2000 Stock Award Plan on August 23, 2000. It is the intent of the 2000 Stock Award Plan to provide the means through which employees, including Executive Officers, can build a financial stake in the Company, so as to align the employees’ economic interests with those of shareholders. The 2000 Stock Award Plan is designed to play an integral role in the ability of the Company to attract and retain key employees, directors, consultants and independent contractors. The Company believes that equity ownership among employees and directors is an incentive which can enhance the Company’s growth, profitability, and, accordingly, shareholder value. The awards granted under the 2000 Stock Award Plan may be incentive stock options; nonqualified stock options; shares of Common Stock; stock appreciation rights; or performance shares. See GRANTS OF PLAN-BASED AWARDS for details on the 2000 Stock Award Plan activity in fiscal 2007.

Benefits.  The Company makes a full range of benefits available to its Named Executive Officers, including the standard medical, dental, group-term life and accidental death and dismemberment insurance, and short-term and long-term disability coverage. The Company has also has a 401(k) plan (the “Plan”) that covers eligible employees meeting certain service requirements. Pursuant to the provisions of the Plan, eligible employees may elect to make salary deferrals (before tax) of up to one hundred percent (100%) of their total compensation per Plan year, subject to a specified maximum annual contribution as determined by the Internal Revenue Service. The Plan also includes provisions that authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the Plan. The trustees under the Plan invest the assets of each participant’s account as directed by the participant. During the fiscal year ended April 30, 2007, the Company made employer matching 401(k) contributions to the Plan for all participating employees totaling approximately $105,000.

Deferred Compensation Plan.  The Company maintains a Deferred Compensation Plan for each member of the Board of Directors and selected eligible employees, including the Named Executive Officers. A Director may elect to defer to a future date receipt of all or any part of his or her compensation as a Director and/or as a member of a committee of the Board. Similarly, employee participants may elect to defer all or a portion of their incentive compensation awards, if any. All compensation deferred is held in the Plan’s investment vehicles, which are similar to those provided in the Company’s 401(k) Plan. The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. The Company will make payments of deferred compensation and the accumulated earnings on such deferred compensation, pursuant to the provisions of the Deferred Compensation Plan, at the time specified by each participant, in a lump sum, subject to the Deferred Compensation Plan’s restrictions and limitations, or, at the sole discretion of the participant, in no more than five (5) equal annual installments. For the year ended April 30, 2007, one (1) Named Executive Officer and two (2) members of the Board of Directors participated in the Deferred Compensation Plan. See NONQUALIFIED DEFERRED COMPENSATION.

Compensation Deductibility Policy.  The Company does not anticipate that Section 162 (m) of the Internal Revenue Code, which limits the tax deduction for certain executive compensation exceeding $1,000,000, will have any impact on the compensation policies of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with the CEO the Compensation Discussion and Analysis that appears in this Proxy Statement and is incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended April 30, 2007. Based on such review and discussions with the CEO, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors.

Robert T. McWhinney, Jr., Chairman
Samuel E. Allen
Gilbert L. Danielson

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation earned by the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) and each of the Company’s other three (3) highest paid Executive Officers for services rendered in all capacities during the Company’s 2007 fiscal year:

				Non-Equity	All
			Option	Incentive Plan	Other
Name and Principal	Fiscal	Salary	Awards	Compensation	Compensation	Total
Position	Year	($)	($) (1)	($) (2)	($) (3)	($)

Alan R. Abrams	2007	306,000	—	106,890	7,025	419,915
Chairman of the Board, President, and Chief Executive Officer.

Mark J. Thomas	2007	197,000	8,177	61,474	6,791	273,442
Chief Financial Officer.

M. Todd Jarvis	2007	210,200	8,177	62,411	6,594	287,382
President & Chief Executive Officer, Servidyne Systems, LLC.

Melinda S. Garrett	2007	203,000	8,177	70,378	5,755	287,310
Vice President and Secretary.
Chief Executive Officer & President,
Abrams Properties, Inc.

J. Andrew Abrams	2007	173,000	—	59,983	7,428	240,411
Executive Vice President.

(1)	Represents the compensation costs for financial reporting purposes for fiscal year 2007 under Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment, (“SFAS 123R”), excluding any estimates for forfeitures. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2007, for the assumptions made in determining the values under SFAS 123R. There can be no assurance that the SFAS 123R amounts will ever be realized.

(2)	Consists of cash incentive compensation (both accrued and deferred, during the applicable fiscal year, such deferral at the election of the respective Executive Officer). The incentive compensation for fiscal year 2007 is to be paid in two (2) installments of which fifty percent (50%) will be paid in July 2007 and the other fifty percent (50%) in January 2008. Payment of each installment is contingent on active employment by the Company on date the installment is paid.

(3)	Consists of: (i) matching contributions to the Company’s 401(k) Plan; and (ii) premiums paid on behalf of the named Executive Officers under individual life insurance policies. Such amounts in the fiscal year ended April 30, 2007, were as follows:

	Matching	Premiums
	Contributions	for
	to 401(k)	Life
	Plan	Insurance

Alan R. Abrams	$6,145	$880
Mark J. Thomas	6,791	—
M. Todd Jarvis	6,594	—
Melinda S. Garrett	5,755	—
J. Andrew Abrams	6,788	640

Perquisites and other benefits paid by the Company on behalf of the Executive Officers, if any, do not meet the SEC threshold for disclosure.

For a discussion of the Company’s views on the appropriate relationship between the amount of an executive’s base salary and incentive awards, please see COMPENSATION DISCUSSION AND ANALYSIS on page 11 of this Proxy.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the estimated possible payouts of non-equity incentive compensation for fiscal 2007 and the stock appreciation rights (SARs) that were granted to Named Executive Officers in fiscal 2007 under the 2000 Stock Award Plan:

					Number of
					Securities	Exercise or	Grant
		Estimated Possible Payouts Under			Underlying	Base	Date
		Non-Equity Incentive Plan Awards (1)			SARs	Price Per	Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Granted (#)	Share ($)	Value ($)

Alan R. Abrams		—	114,750	459,000

Mark J. Thomas		—	65,995	263,980
	June 26, 2006				24,000	$4.14	$19,440
	December 6, 2006				16,000	$3.98	$12,960

M. Todd Jarvis		—	67,000	268,000
	June 26, 2006				24,000	$4.14	$19,440
	December 6, 2006				16,000	$3.98	$11,360

Melinda S. Garrett		—	67,998	271,993
	June 26, 2006				24,000	$4.14	$19,440
	December 6, 2006				16,000	$3.98	$12,960

J. Andrew Abrams		—	57,955	231,820

(1)	Actual cash incentive compensation earned in fiscal 2007 are set forth in the Summary Compensation Table.

The SARs awarded have a five-year vesting period, in which thirty percent (30%) of the SARs will vest on the 3rd annual anniversary of the date of grant, thirty percent (30%) will vest on the 4th annual anniversary of the date of grant, and forty percent (40%) will vest on the 5th annual anniversary of the date of grant, with an early vesting provision by which one hundred percent (100%) of SARs will vest immediately at such time as the Company’s stock price closes at or above $20 per share for ten (10) consecutive business days.

There were no individual grants of stock options, shares of Common stock or performance shares made during the fiscal year ended April 30, 2007, to any of the Named Executive Officers.

For information on the Company’s 2000 Stock Award Plan, see EQUITY COMPENSATION PLAN and COMPENSATION DISCUSSION AND ANALYSIS — EXECUTIVE COMPENSATION — LONG-TERM EQUITY INCENTIVE AWARDS. For information on the Company’s annual cash incentive compensation plan, see COMPENSATION DISCUSSION AND ANALYSIS — EXECUTIVE COMPENSATION — CASH INCENTIVE COMPENSATION.

OUTSTANDING EQUITY AWARDS

The number of outstanding equity awards held by each of the Company’s Named Executive Officers as of April 30, 2007, is summarized in the table below:

		Number of	Number of
		Securties	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Options	SARs	Exercise	Expiration
Name	Grant Date	(#) Exercisable	(#) Unexercisable	Price	Date

Alan R. Abrams	July 17, 2002	5,635	—	$4.64	7/17/2007
	July 17, 2002	121,865	—	$4.64	7/17/2012

Mark J. Thomas	January 6, 2004	55,000	—	$4.64	1/6/2014
	June 26, 2006	—	24,000	$4.14	6/26/2016
	December 6, 2006	—	16,000	$3.98	12/6/2016

M. Todd Jarvis	January 6, 2004	51,700		$4.64	1/6/2014
	June 26, 2006	—	24,000	$4.14	6/26/2016
	December 6, 2006	—	16,000	$3.98	12/6/2016

Melinda S. Garrett	July 17, 2002	55,000	—	$4.64	7/17/2012
	June 26, 2006	—	24,000	$4.14	6/26/2016
	December 6, 2006	—	16,000	$3.98	12/6/2016

J. Andrew Abrams	July 17, 2002	30,635	—	$4.64	7/17/2007
	July 17, 2002	11,865	—	$4.64	7/17/2012

No Executive Officer exercised any stock options during the fiscal year ended April 30, 2007. None of the stock options held by the Executive Officers were “in-the-money” as of April 30, 2007. On December 13, 2006, in consideration of the Company’s need to make more shares available under the 2000 Stock Award Plan for equity awards in order to motivate and retain key employees, Mr. Alan R. Abrams and Mr. J. Andrew Abrams voluntarily elected to forfeit 37,500 and 12,500 vested incentive stock option awards previously granted, respectively.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding deferred compensation that is not tax-qualified for each of the Named Executive Officers for the year ended April 30, 2007:

			Aggregate
	Executive	Aggregate	Balance at
	Contributions	Earnings	April 30,
	in 2007	in 2007	2007
Name	($) (1)	($)	($)

Alan R. Abrams	23,470	19,736	178,007
Mark J. Thomas	—	—	—
M. Todd Jarvis	—	—	—
Melinda S. Garrett	—	11,760	116,312
J. Andrew Abrams	—	4,787	42,931

(1)	The amounts in this column are also included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2007, with management and the independent auditors, Deloitte & Touche LLP. Management made representations to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with the independent auditors also included the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in its Rule 3200T.

The independent auditors provided to the Audit Committee the written disclosures and the letter regarding its independence, as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as adopted by the Public Accounting Oversight Board in its Rule 3600T. The Audit Committee discussed with the independent auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management, and the report and independence letter of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended April 30, 2007.

Submitted by the Audit Committee of the Company’s Board of Directors.

Gilbert L. Danielson, Chairman
Samuel E. Allen
Robert T. McWhinney, Jr.

INFORMATION CONCERNING
THE COMPANY’S INDEPENDENT AUDITORS

Deloitte & Touche LLP was the independent public accountant for the Company for the fiscal year ended April 30, 2007. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and respond to appropriate questions. The Audit Committee of the Board of Directors has not selected auditors for the present fiscal year because the matter has not yet been considered.

Fees

The aggregate audit fees billed by Deloitte & Touche for the Company’s fiscal years ended April 30, 2007, and April 30, 2006, were $175,000 and $173,000, respectively

Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its Charter, the Audit Committee is responsible for the pre-approval of all audit services and all permissible non-audit services to be performed for the Company by the independent public accountant. To help fulfill this responsibility, the Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. Under the Policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis — called “specific pre-approval;” or (2) by the description in sufficient detail in an appendix to the Policy of particular services that the Audit Committee has generally approved, without the need for case-by-case consideration — called “general pre-approval.” Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Committee, or one of its members to whom the Committee has delegated specific pre-approval authority. The appendix to the Policy describes the services which have received general pre-approval. These general pre-approvals allow the Company to engage the independent public accountant for the enumerated services subject to fee limits per engagement and aggregate limits per service for a fiscal year. Any engagement of the independent public accountant pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated ranges of fees. The Policy in no way delegates to management the Audit Committee’s responsibility to pre-approve services performed by the independent public accountant.

CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD

The Company has adopted a code of ethics applicable to its employees, Directors and Executive Officers, including the Chief Executive Officer and senior financial officers. The code of ethics is available at the Company’s Website, www.servidyne.com, through the “Investor Relations” and then the “Corporate Governance” links. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are also available at that Website.

Shareholders wishing to communicate with the Board of Directors may do so in writing to the Board in care of the Secretary of the Company, 1945 The Exchange, Suite 300, Atlanta, Georgia, 30339-2029. The Company’s management may first review, sort and summarize such communications, and screen out any solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2008 Annual Meeting of Shareholders in accordance with the provisions of Rule 14a-8(e) of the Securities and Exchange Commission, and shareholder nominations proposed for inclusion in the Company’s Proxy Statement and form of proxy for that Meeting, must be received by the Company at its executive offices on or before April 8, 2008, in order to be eligible for inclusion in the Proxy Statement and form of proxy. See “Nomination of Directors” above. In accordance with the Company’s Bylaws, shareholder proposals submitted outside of the provisions of Rule 14a-8(e), and shareholder nominations not intended for inclusion in the Company’s Proxy Statement and form of proxy for a Meeting of Shareholders, generally must be presented to the Secretary not less than sixty (60) days nor more than ninety (90) days prior to such Meeting. The Bylaws further require that, in connection with such proposals, the shareholders provide certain information to the Secretary. The summary descriptions of the Bylaws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the Bylaws, which is available upon request of the Company.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Meeting. If other matters should come before the Meeting, however, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia
August 3, 2007

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. 1. Nominees: For Withhold For Withhold For Withhold + 01 — Alan R. Abrams 02 — J. Andrew Abrams 03 — Samuel E. Allen 04 — Gilbert L. Danielson 05 — Robert T. McWhinney, Jr. 2. For the transaction of such other business as may lawfully come before the Meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned; and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof. It is understood that this Proxy confers discretionary authority in respect to matters not known to, or determined by, the undersigned at the time of mailing of notice of the Meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below (Signature should agree with name hereon, Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts, each owner should sign. Corporations should sign full corporate name by duly authorized officer.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 0 1 4 2 5 2 2 + <STOCK#> 00RMFB .

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Servidyne, Inc. This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on August 29, 2007. The undersigned shareholder of Servidyne, Inc. hereby constitutes and appoints Alan R. Abrams and J. Andrew Abrams, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the undersigned’s shares of Common Stock of Servidyne, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 29th day of August, 2007, at 11:00 A.M., and at any and all adjournments thereof as stated on the reverse side. This Proxy is revocable at or at any time prior to the Meeting. Please sign and return this Proxy to Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940-3078, in the accompanying prepaid envelope. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated August 3, 2007, and the Proxy Statement furnished therewith. (Continued and to be dated and signed on the reverse side)